EXHIBIT 21.1

SUBSIDIARIES OF SOTHERLY HOTELS INC.

Name	Jurisdiction of Organization/Incorporation
Sotherly Hotels LP	Delaware
MHI Hospitality TRS, LLC	Delaware
MHI Hospitality TRS Holding, Inc.	Maryland
MHI Louisville TRS, LLC	Delaware
MHI Raleigh TRS, LLC	Delaware
SOHO Atlanta TRS, LLC	Delaware
SOHO Jacksonville TRS LLC	Delaware
Hollywood Hotel TRS LLC	Delaware
SOHO Ocean Resort TRS LLC	Delaware
SOHO Ocean Resort Services TRS LLC	Delaware
MHI GP LLC	Delaware
Sotherly-Houston GP LLC	Delaware
Laurel Hotel Associates LLC	Delaware
MHI Laurel West LLC	Maryland
Philadelphia Hotel Associates LP	Pennsylvania
Brownestone Partners, LLC	North Carolina
Capitol Hotel Associates L.P., L.L.P.	Virginia
Savannah Hotel Associates LLC	Virginia
MHI Jacksonville LLC	Delaware
SOHO Atlanta LLC	Delaware
Louisville Hotel Associates, LLC	Delaware
MHI Hotel Investments Holdings, LLC	Delaware
MHI Hospitality TRS II, LLC	Delaware
Tampa Hotel Associates, LLC	Delaware
Raleigh Hotel Associates, LLC	Delaware
Houston Hotel Associates L.P., L.L.P.	Virginia
Houston Hotel Manager, LLC	Delaware
Houston Hotel Owner, LLC	Delaware
Atlanta Hotel Associates, LLC	Delaware
SOHO Wilmington LLC	Delaware
SOHO Ocean Resort Owner LLC	Delaware
Hollywood Hotel Associates Lessee LLC	Delaware
Hollywood Hotel Associates LLC	Delaware
Hollywood Hotel Holdings LLC	Delaware
EJ’s Provision Co. LLC	Delaware
SOHO Arlington LLC	Delaware
SOHO Arlington TRS LLC	Delaware
SOHO ICW Resort Owner LLC	Delaware
SOHO ICW Resort TRS LLC	Delaware
SOHO ICW Resort COA LLC	Delaware
SOHO Houston Beverage LLC	Delaware
SOHO Laurel TRS LLC	Delaware
SOHO Tampa TRS LLC	Delaware
SOHO Savannah TRS LLC	Delaware
Sotherly Hotels Mezz LLC	Delaware
Sotherly Hotels Mortgage Pledgor, LLC	Delaware
Sotherly Hotels Owner, LLC	Delaware
MHI Hospitality TRS Holdco, LLC	Delaware